Exhibit 99.2

UbiquiTel

UbiquiTel

Presentation Regarding Acquisition by Sprint Nextel

April 20, 2006

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UbiquiTel

Relative Valuation

Transaction valuation compared to recent Sprint Affiliate acquisitions

Transaction Value/1-Year Forward OIBDA

12.0x
10.0
8.0
6.0
4.0
2.0
0.0
Average = 8.8x
9.4x
9.8x
9.8x
8.5x
8.1x
7.8x
SN/ UbiquiTel(1)
SN/ Alamosa
SN/ US Unwired
SN/ IWO
SN/ Gulf Coast
SN/ Enterprise

Transaction Value/Subscribers

$3,500
3,000
2,500
2,000
1,500
1,000
500
0
Average = $2,432
$2,943
$2,983
$2,926
$2,574
$1,877
$1,800
SN/ UbiquiTel
SN/ Gulf Coast
SN/ Alamosa
SN/ US Unwired
SN/ Enterprise
SN/ IWO

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Transaction Price vs. Trading History

$11.00
10.00
9.00
8.00
7.00
6.00
UPCS Trading Prices
Acquisition Price = $10.35
08/30/05: Sprint Nextel announced acquisition of IWO for $42.50 a share and acquisition of Gulf Coast Wireless for $288M
07/11/05: Sprint Nextel announced acquisition of US Unwired for $6.25 a share
12/15/04: Sprint Nextel announced merger of equals
11/21/05: Sprint Nextel announced acquisition of Alamosa for $18.75 a share
12/20/05: Sprint Nextel announces acquisition of Nextel Partners for $28.50 a share.
12/1/04
2/22/05
5/17/05
8/9/05
11/1/05
1/24/06
4/18/06

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[LOGO]

Presentation Regarding
Acquisition by
Sprint Nextel

April 20, 2006

Safe Harbor Provisions

A number of the matters discussed in this document that are not historical or current facts deal with potential future circumstances and developments, in particular, information regarding the acquisition of UbiquiTel Inc. and its projected 2006 operating performance. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: the result of the review of the proposed merger by various regulatory agencies, and any conditions imposed in connection with consummation of the merger; approval of the merger by the shareholders of UbiquiTel; satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement; and the risks that have been described from time to time in Sprint Nextel’s and UbiquiTel’s respective reports filed with the Securities and Exchange Commission (“SEC”), including each company’s annual report on Form 10-K for the year ended December 31, 2005. This document speaks only as of its date, and each of Sprint Nextel and UbiquiTel disclaims any duty to update the information herein.

UbiquiTel shareholders will receive a proxy regarding this proposal and a shareholder’s meeting will be held at a future date to seek shareholder approval.

Additional Disclosure

In connection with the proposed acquisition and required shareholder approval, UbiquiTel will file with the SEC a proxy statement. The proxy statement will be mailed to the shareholders of UbiquiTel. UbiquiTel’s shareholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition and UbiquiTel. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain additional details on the transaction as well as free copies of the documents filed with the SEC by UbiquiTel by going to UbiquiTel’s Investor Relations page on its corporate website at http://www.ubiquitelpcs.com.

UbiquiTel and its officers and directors may be deemed to be participants in the solicitation of proxies from UbiquiTel’s shareholders with respect to the acquisition. Information about UbiquiTel’s executive officers and directors and their ownership of UbiquiTel stock is set forth in the proxy statement for the UbiquiTel 2005 Annual Meeting of Shareholders, which was filed with the SEC on April 8, 2005. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the UbiquiTel and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with he SEC.

In addition, Sprint Nextel and its officers and directors may be deemed to have participated in the solicitation of proxies from UbiquiTel’s shareholders in favor of the approval of the acquisition. Information concerning Sprint Nextel’s directors and executive officers is set forth in Sprint Nextel’s definitive proxy statement, which was filed with the SEC on March 17, 2006, and other reports filed with the SEC. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Sprint Nextel’s Investor Relations page on its corporate website at http://www.sprint.com.

Transaction Terms
($ in millions, except per share values)

•                  On April 19, 2006, UbiquiTel agreed to be acquired by Sprint Nextel

•                  UbiquiTel common shareholders will receive $10.35 per share in cash

Acquisition Price per Share	$10.35
Fully Diluted Equity Market Value	$1,032
Plus: Debt @ 3/31/06E	424
Less: Cash @ 3/31/06E	(127)
Total Enterprise Value	$1,329

Total Enterprise Value/2006E OIBDA ($142 million)(1)	9.4	x
Total Enterprise Value/Current Subscribers (3/31/06)	$2,943

(1) Based on mid-point of UbiquiTel’s previously released 2006 Adjusted OIBDA growth rate guidance.

Transaction Terms and Timing

•                  UbiquiTel management and Board believe transaction represents fair value

Board Approval	Transaction approved unanimously by UbiquiTel Board of Directors

Transaction Structure	Cash purchase effected through reverse subsidiary merger

Other Terms	• Sprint Nextel and UbiquiTel will seek an immediate stay of litigation
• Board and management have entered into voting agreements in favor of the merger
• Subject to UbiquiTel shareholder and regulatory approval

Anticipated Timing	• Filing of proxy statements: Within several weeks
• Shareholder vote: Expected late Q2 2006
• Transaction close: Following shareholder vote

Relative Valuation

Transaction valuation compared to recent Sprint Affiliate acquisitions

Transaction Value/1-Year Forward OIBDA

[CHART]

Transaction Value/Subscribers

[CHART]

(1)     Based on mid-point of UbiquiTel’s previously released 2006 Adjusted OIBDA growth rate guidance.

Transaction Price vs. Trading History

[CHART]

Premium vs. Other Affiliate Deals

•                  Transaction premium is consistent with or in excess of other Sprint Affiliate transactions on an unaffected basis

		Sprint Acquisition of
	UbiquiTel		US
	Transaction	IWO(1)	Unwired	Alamosa	Average(2)

Acquisition Price per Share	$10.35	$42.50	$6.25	$18.75

Unaffected Premium:
Day Prior to SN/Alamosa Announcement (11/18/05)	16.9%	NM	NM	15.3%	15.3%
Day Prior to SN/IWO Announcement (8/29/05)	30.4	18.9%	NM	12.0	15.4
Day Prior to SN/US Unwired Announcement (7/8/05)	25.5	18.9	1.5%	30.9	17.1
Day Prior to Sprint Nextel Announcement (12/14/04)	45.6	NA	44.0	56.6	50.3

Note: “NM” indicates Not Meaningful.

(1)   After emerging from bankruptcy, IWO began trading on the “pink sheets” on February 25, 2005.

(2)   Excluding UbiquiTel transaction.

[LOGO]

Presentation Regarding
Acquisition by
Sprint Nextel

April 20, 2006